Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the inclusion of our report dated February 16, 2012, in the Pre-Effective Amendment No. 4 of the Registration Statement (Form N-2 No. 333-175624) and related Prospectus of Sierra Income Corporation dated March 9, 2012.

/s/ Ernst & Young LLP

New York, New York
Date: March 9, 2012

A member firm of Ernst & Young Global Limited